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INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 333-18935 and No. 333-60862 of Spherion Corporation on Forms S-8 of our report dated June 14, 2002, appearing in this Annual Report on Form 11-K of Spherion Corporation 401(k) Benefit Plan for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
June 27, 2002

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INDEPENDENT AUDITORS' CONSENT